Exhibit 10.27
CHESAPEAKE UTILITIES CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As amended and restated, effective January 1, 2009)

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CHESAPEAKE UTILITIES CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE
(a) The Employer established the Chesapeake Utilities Corporation Executive Excess Retirement Benefit Plan (the “Plan”) effective January 1, 2000. The purpose of the Plan is to provide benefits that would be provided under the Chesapeake Utilities Corporation Pension Plan (the “Pension Plan”) but for certain limitations on the benefits that may be provided under a tax-qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan consists of the Plan document as set forth herein and any amendments thereto.
(b) The Employer adopted a new retirement program effective January 1, 1999 (the “New Retirement Program”). Under the New Retirement Program, participation in the Pension Plan was frozen as of December 31, 1998. As part of the New Retirement Program, active participants in the Pension Plan as of that date elected, among other things, either to continue accruing benefits under the Pension Plan on and after January 1, 1999, or to cease accruing benefits under the Pension Plan as of December 31, 1998.
(c) Effective December 31, 1998, the benefits under this Plan of an Executive who is described as a “Group A Participant” in Schedule A shall not increase or decrease after December 31, 1998. Effective December 31, 2004, the benefits of an Executive who is described as a “Group B Participant” in Schedule A shall not increase or decrease under this Plan after December 31, 2004.
(d) The purpose of this amendment and restatement of the Plan is to comply with the requirements of Code Section 409A and final regulations and other rulings thereunder, and is effective with respect to the Group B Participants only. Except as otherwise specifically provided herein, Group A Participants and their benefits under the Plan remain subject to the terms of the Plan as in effect on January 1, 2000. For the period from January 1, 2005 when Code Section 409A became effective to January 1, 2009, the Plan has been operated in good faith compliance with such Code Section and applicable transition rules thereunder. As part of this amendment and restatement, the Employer also renames the Plan as the Chesapeake Utilities Corporation Supplemental Executive Retirement Plan.

ARTICLE II
DEFINITIONS
The following words and phrases shall have the following meanings when used in this Plan. In addition, except for the definitions of “Committee,” “Employer,” and “Plan,” which are set forth below, the definitions in Article I of the Pension Plan as in effect on January 1, 2005, shall apply for the purposes of this Plan.
2.1 Beneficiary means a person who is entitled to receive a benefit as a beneficiary (including a contingent beneficiary) or Alternate Payee with respect to an Executive pursuant to the provisions of the Pension Plan.
2.2 Change in Control shall be deemed to occur when and only when the first of the following events occurs:
(a) the registration of the Company’s voting securities under the Securities Exchange Act of 1934, as amended (the “1934 Act”), terminates or the Company shall have fewer than 300 stockholders of record; or
(b) any person or group (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 30 percent or more of the combined voting power of the Company’s then outstanding voting securities; or
(c) a tender offer or exchange offer, other than an offer by the Company, pursuant to which 30 percent or more of the combined voting power of the Company’s then outstanding voting securities was purchased, expires; or
(d) the stockholders of the Company approve an agreement to merge or consolidate with another corporation (other than a majority-controlled subsidiary of the Company) unless the stockholders of the Company immediately before the merger or consolidation are to own more than 70 percent of the combined voting power of the resulting entity’s voting securities; or

(e) the Company’s stockholders approve an agreement (including, without limitation, a plan of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of the Company; or
(f) during any period of two consecutive years, individuals who, at the beginning of the period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period; or
(g) the acquisition of direct or indirect beneficial ownership of more than 15 percent of the Company’s then outstanding voting securities by any person or group is approved over the formal objection of the Company by the Securities and Exchange Commission pursuant to Section 9 of the Public Utility Holding Company Act of 1935, as amended. However, no Change in Control shall be deemed to have occurred with respect to an Executive by reason of any event involving a transaction in which (i) the Executive or a group of persons or entities with which the Executive acts in concert, acquires, directly or indirectly, more than 30 percent of the common stock or the business or assets of the Company, (ii) any event involving or arising out of a proceeding under Title 1l of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law, or (iii) any event constituting approval by the Company’s stockholders of a merger or consolidation if a majority of the group consisting of the president and vice presidents of the Company who are parties to agreements conferring rights upon a Change in Control shall have agreed in writing prior to the approval that the approval shall be deemed not to constitute a Change in Control. For purposes of this Section 2.2, “Company” shall mean the Employer or a Related Company.
2.3 Committee means the committee designated in Section 6.1 to administer the Plan.

2.4 Employer means Chesapeake Utilities Corporation and any subsidiary or affiliated corporation of the foregoing that, with the consent of the Board, adopts the Plan; or any corporation with which one or more of the foregoing might be consolidated by merger, by purchase of assets, or by dissolution of a subsidiary corporation, that adopts the Plan; or any corporate successor of one or more of the foregoing that adopts the Plan.
2.5 Excess Benefit means the excess (if any) of an Executive’s or Beneficiary’s Unrestricted Benefit over the Executive’s or Beneficiary’s Maximum Benefit.
2.6 Executive means a person who is entitled to receive a benefit as a Member pursuant to the provisions of the Pension Plan, and who has an Excess Benefit under the Plan. Executives (and Beneficiaries) are further defined as either a Group A Participant or a Group B Participant.
2.7 Maximum Benefit means the benefit payable to an Executive or his Beneficiary during any calendar month by the Pension Plan.
2.8 Pension Plan means the Chesapeake Utilities Corporation Pension Plan, as amended from time to time.
2.9 Plan means the Chesapeake Utilities Corporation Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.
2.10 Plan Year means the calendar year.
2.11 Related Company means the Employer, any Affiliated Company, and any other employer the majority interest in which is held, directly or indirectly, by the Employer or an Affiliated Company.
2.12 Unrestricted Benefit means the benefit that would be payable to an Executive or his Beneficiary during any calendar month by the Pension Plan in the form elected by the Participant under the Pension Plan if Code Sections 401(a)(17) and 415, and the provisions of the Pension Plan that implement them, did not apply to the Executive and his Beneficiary.

ARTICLE III
PAYMENT OF EXCESS BENEFITS
3.1 Group A Participants. Subject to the provisions of Article IV, an Executive or Beneficiary who is a Group A Participant, shall receive a monthly payment for each month for which the Executive or Beneficiary is entitled to receive a benefit under the Pension Plan, in an amount equal to the Executive’s or Beneficiary’s Excess Benefit.
Notwithstanding the foregoing, if the value of the immediate lump-sum payment that is the Actuarial Equivalent (within the meaning of Section 1.2 of the Pension Plan) of the Executive’s (and his Beneficiary’s) Excess Benefit on the date as of which the Executive’s employment with the Employer and any Affiliated Company terminates does not exceed $3,500, the Committee shall direct that such lump-sum payment be made to the Executive as soon as practicable after that date. Similarly, if the Executive dies before commencing receipt of benefits under the Plan, and the value of the immediate lump-sum payment that is the Actuarial Equivalent (within the meaning of Section 1.2 of the Pension Plan) of his Beneficiary’s Excess Benefit on the date of his death does not exceed $3,500, the Committee shall direct that such lump-sum payment be made to his Beneficiary as soon as practicable after that date.
3.2 Group B Participants. Subject to the provisions of Article IV, an Executive or Beneficiary who is a Group B Participant, shall make an election no later than December 31, 2008, regarding the form and timing of the payment of the Executive’s or Beneficiary’s Excess Benefit. Such election shall be in writing, in a form acceptable to the Committee, and shall specify such information as required by the Committee and shall be irrevocable once made. If a Group B Participant fails to make an election of a time and form of payment, his benefit shall be payable at age 65 (Normal Retirement Age) in the form of a single life annuity for the Group B Participant’s life (the default payment election).

(a) Time of Payment. A Group B Participant may elect to receive his Excess Benefit from the Plan upon: (i) the later of “Separation from Service” (as defined in Treasury Regulations Section 1.409A-1(h)(1) (without the application of any elective changes to such definition) or attainment of age 55 (Early Retirement Age under the Pension Plan); or (ii) upon attainment of Normal Retirement Age (age 65), without regard to whether or not a Separation from Service has yet occurred. Such payment shall be made, or commence to be made, within 90 days of the selected distribution date. If, however, a Group B Participant who is a “specified employee” (as defined in Code Section 409A) elects to receive payment upon Separation from Service, no amount shall be distributed earlier than the first business day that is at least six months after the specified employee’s Separation from Service.
(b) Form of Payment. A Group B Participant may elect to receive his Excess Benefit from the Plan in one of the following forms of payment, each of which shall be the Actuarial Equivalent of payment in the form of a single life annuity for the life of the Group B Participant:
(i) a life annuity, ceasing payments upon the death of the Group B Participant;
(ii) a Qualified Joint and Survivor Annuity payable for the life of the Group B Participant with a survivor annuity equal to 50% of the amount payable during the joint annuity period continuing to his surviving spouse, if applicable;
(iii) an annuity payable for the life of the Group B Participant with payments guaranteed for a minimum of 10 years to the Group B Participant and, if the Group B Participant dies before 10 years of payments, such amount continuing to a Beneficiary until 10 years of payments have been made;
(iv) a joint and survivor annuity payable for the life of the Group B Participant and continued upon his death for the life of his surviving designated beneficiary, with the designated beneficiary’s benefit to be 50 percent, 66 2/3 percent or 100 percent (as elected by the Group B Participant) of the benefit paid or payable for each month to the Group B Participant during his lifetime; or

(vi) a single, lump sum that is the “Present Value” of the single life annuity benefit. For this purpose, “Present Value” means the lump sum actuarial equivalent of the Group B Participant’s Excess Benefit calculated by using the interest rate and mortality table defined as follows: (I) The interest rate shall be based on the interest rate used to calculate lump sum distributions from the Pension Plan, which is the interest rate under Code Section 417(e)(3) for the month of November preceding the calendar year in which the payment date falls; and (II) The mortality table shall be the mortality table prescribed by the Secretary of the Treasury under the authority of Section 417(e)(3) of the Code based upon the prevailing commissioners’ standard table used to determine the minimum present value of a participant’s benefit in the Pension Plan on the date as of which the Present Value is being determined. As of the effective date of this amendment and restatement of the Plan, this mortality table for 2008 is the table prescribed by Rev. Rul. 2007-67, which shall be updated annually thereafter by the Internal Revenue Service.
(c) Death Benefit. The death benefit, if any, payable to a Group B Participant’s Beneficiary shall be determined based on the form of payment elected by such Group B Participant and, if no form is elected, the default payment shall be a single life annuity under which no death benefit shall be payable. If a Group B Participant dies after benefit payments have commenced, the Beneficiary of the deceased Group B Participant shall receive the remaining payments due under the form of payment selected, if any. If a Group B Participant dies before benefit payments have commenced, the amount payable to the Beneficiary of the Group B Participant shall be based on the method of payment elected, with a single life annuity providing no death benefit, a joint and survivor or Qualified Joint and Survivor Annuity providing the stated level of survivor annuity as though the Group B Participant had Separated from Service on the date of his death (or as of the actual date of Separation from Service if earlier), and a lump sum payment being payable in full to the Beneficiary in lieu of the Group B Participant. In the case of a Group B Participant who dies before benefit payments have commenced, the death benefit shall be paid, or commence to be paid, as applicable, within 90 days after the date of death and shall be the Actuarial Equivalent of the benefit otherwise payable at the selected payment commencement date if the Group B Participant’s death precedes when benefits otherwise would have commenced. Notwithstanding the foregoing, if the Group B Participant was at least age 55 at his death, the factors set forth in Section 5.3 of the Pension Plan (as of December 31, 2004) shall be used to determine the reduction in the amount payable due to death prior to the scheduled distribution date, if any.

ARTICLE IV
TERMINATION OF EMPLOYMENT
4.1 Termination for Cause. No payments shall be made under the Plan to or in respect of an Executive whose employment is terminated as a result of conduct determined by the Committee in its sole discretion to have had an adverse effect on the Employer or a Related Company, provided that:
(a) an Executive’s employment shall not be deemed to have terminated as a result of conduct that had an adverse effect on the Employer or a Related Company unless the Executive: (i) engaged in unlawful acts intended to result in the substantial personal enrichment of the Executive at the expense of the Employer or a Related Company; or (ii) engaged (except by reason of incapacity due to illness or injury) in a material violation of his responsibilities to the Employer and the Related Companies that resulted in a material injury to the Employer or a Related Company; and
(b) the Executive’s employment shall not be deemed to have terminated as a result of conduct that had an adverse effect on the Employer or a Related Company for purposes of subsection (a) of this Section 4.1 unless and until there has been delivered to him a Notice of Termination, consisting of a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a duly held meeting of the Board (with reasonable notice to the Executive and an opportunity for the Executive, together counsel, to be heard before the Board), finding that the Executive has engaged in the conduct set forth above in this Section 4.1 and specifying the particulars thereof in detail. The Board may not delegate or assign its duties under this Section 4.1.

4.2 Conduct after Termination.
(a) No additional payments shall be made under the Plan to or in respect of an Executive who, before the second anniversary of the termination of his employment, renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Committee, competes directly with, or that is otherwise prejudicial to or conflicts with the interests of, the Employer or a Related Company. The Executive may be required to certify to the above condition in a format acceptable to the Committee from time to time before receiving any subsequent payments under the Plan. The Executive shall be free, however, to purchase, as an investment or otherwise, stock or other securities of such organizations so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Executive or a greater than 10 percent equity interest in the organization. The Committee shall direct that any remaining payments to or in respect of the Executive be terminated and forfeited upon a determination by the Committee that the Executive has engaged in conduct that requires the forfeiture of payments to or in respect of the Executive pursuant to this Section 4.2. Further, the Committee may pursue the return to the Employer of any payments made under the Plan after the commencement of such conduct, together with interest at a rate determined by the Committee in its sole discretion.
(b) After a Change in Control, subsection (a) of this Section 4.2 shall no longer apply to any Executive unless, before the Change in Control, the Committee has determined that the Executive has engaged in conduct that requires the forfeiture of payments to or in respect of the Executive pursuant to that subsection.

ARTICLE V
NATURE OF INTEREST OF EXECUTIVE
5.1 In General. Participation in this Plan shall not create, in favor of any Executive or Beneficiary, any interest in or lien against any of the assets of the Employer. An Executive’s or Beneficiary’s rights to benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Except to the extent required by Section 5.2, nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Employer and an Executive or any other person, and the promise of the Employer to pay benefits hereunder shall at all times remain unfunded as to the Executive or Beneficiary, whose rights hereunder shall be limited to those of a general and unsecured creditor of the Employer.
5.2 Funding of Plan Under Certain Circumstances. In the event of a Change in Control, the Committee shall fund fully all benefits accrued under the Plan through that date through the purchase of fully-paid annuity or life insurance contracts or deposits to a “rabbi” trust, as described below. In addition, the Committee may fund the benefits accrued under the Plan, in whole or in part, in the same manner in its sole discretion under any other circumstances. The Committee shall cause any annuity or life insurance contracts purchased pursuant to this Section 5.2 and any other assets set aside or otherwise accumulated pursuant to this Section 5.2 to be held by a “rabbi” trust that conforms to the standards prescribed by Internal Revenue Service Revenue Procedures 92-64, as amended from time to time, or any successor thereto. Any annuity or life insurance contracts purchased pursuant to this Section 5.2 and any other assets set aside or otherwise accumulated pursuant to this Section 5.2 shall not be assets of the Plan. Executives and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any such contracts or other assets, and such contracts or other assets shall be subject to the claims of the Employer’s general creditors in the event of the insolvency of the Employer.

ARTICLE VI
ADMINISTRATION
6.1 Committee. The Plan shall be administered by the Employee Benefits Committee of Chesapeake Utilities Corporation. The Committee shall serve at the pleasure of the Board. The Committee may allocate its responsibilities for the administration of the Plan among its members or among any subcommittee(s) it may appoint and may designate persons other than its members to carry out its responsibilities under the Plan.
6.2 Expenses. The expenses incident to the operation of the Plan, including the compensation of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid directly by the Employer.
6.3 Powers of the Committee. In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have the following specific discretionary powers and duties:
(a) to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;
(b) to interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and non-discriminatory manner to all persons similarly situated;

(c) to compute the amount of benefits that shall be payable to any Executive, former Executive, or Beneficiary in accordance with the provisions of the Plan, and, in the event that the Committee determines that excessive benefits have been paid to any person, the Committee may suspend payment of future benefits to such person or his Beneficiary or reduce the amount of such future benefits until the excessive benefits and any interest thereon determined by the Committee have been recovered;
(d) to appoint other persons to carry out such ministerial responsibilities under the Plan as it may determine; and
(e) to employ one or more persons to render advice with respect to any of its responsibilities under the Plan.
6.4 Finality. Subject to the provisions of Section 6.5, determinations by the Committee and any interpretation, rule, or decision adopted by the Committee under the Plan or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representatives.
6.5 Benefit Claims Procedure. A claim for a benefit under the Plan by any person shall be filed in the manner and governed by the procedures set forth in Section 12.13 of the Pension P1an.

ARTICLE VII
AMENDMENTS
Chesapeake Utilities Corporation reserves the right to amend the Plan, retroactively or prospectively, at any time; provided that no such amendment shall result in the reduction or forfeiture of benefits already accrued under the Plan (including, without limitation, the right to the funding of those benefits in the event of a Change in Control). The right to amend the Plan shall be exercised by the Board pursuant to a written resolution adopted in accordance with the by-laws of the Employer; provided that the Committee may amend the Plan to the extent necessary to comply with the requirements of law or the purpose of the Plan as set forth in Article I. The Committee shall have the right by written resolution to amend the Plan from time to time, for the purpose of meeting the requirements of Code Section 409A.

ARTICLE VIII
MISCELLANEOUS
8.1 Participation by Affiliated Company. Subject to the consent of the Committee, an Affiliated Company was permitted to become an Employer under the Plan by delivering to the Committee a resolution of its board of directors approving such action. With the consent of the Committee, such Affiliated Company became an Employer as of an effective date approved by the Committee and is subject to the provisions of the Plan. No new participating Affiliated Companies shall be permitted to join the Plan after December 31, 2008.
8.2 Incapacity. If the Committee determines that any person entitled to benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, sibling, or other party deemed by the Committee to have incurred expenses for such person.
8.3 Required Information. Any person eligible to receive benefits hereunder shall furnish to the Committee any information or proof requested by the Committee and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Committee. If any person claiming benefits under the Plan makes a false statement that is material to such person’s claim for benefits, the Committee may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.
8.4 Inability to Locate Executives. Each Executive and each Beneficiary entitled to receive a benefit under the Plan shall keep the Committee advised of his current address. If the Committee is unable to locate an Executive or Beneficiary to whom a benefit is payable under the Plan for a period of thirty-six (36) months, commencing with the first day of the month as of which such benefit becomes payable, the total amount payable to such Executive or Beneficiary shall be forfeited.

8.5 No Right to Employment. Nothing herein contained shall be deemed to give any employee the right to be retained in the service of the Employer or the Affiliated Companies or to interfere with the right of the Employer and the Affiliated Companies to discharge any employee at any time without regard to the effect that such discharge might have upon the employee under the Plan.
8.6 Withholding Taxes. The Committee may make any appropriate arrangements for the deduction of any taxes required to be withheld by any government or government agency, from all amounts provided under the Plan or from cash compensation or other sources if the amounts provided under the Plan are subject to tax before they are paid. The Executive and/or his Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.
In addition to the foregoing and in accordance with Code Section 409A and the regulations issued thereunder, the Plan shall permit the withholding from any payment of any amounts necessary to (a) satisfy federal and applicable state or city employment tax withholding obligations that arise under the Plan prior to the date that payment may otherwise be made under the Plan and/or (b) satisfy the excise tax or underpayment penalties owed under Code Section 409A in the event of a violation of Code Section 409A under the Plan.
8.7 Gender and Number. In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her,” any masculine terminology herein shall also include the feminine and neuter, except when otherwise indicated by the context.
8.8 Headings. Any headings used in this instrument are for convenience of reference only and are to be ignored in the construction of any provision hereof.

8.9 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
8.10 Governing Law. The Plan shall be construed, administered, and regulated in accordance with the laws of the State of Delaware, except to the extent that such laws are preempted by Federal law.
8.11 Effective Date. The Plan, as hereby amended and restated, shall be effective as of January 1, 2009.

Chesapeake Utilities Corporation

By:

Its:

Date:

SCHEDULE A — Group A and B Participants
GROUP A PARTICIPANTS:
Ralph Adkins
GROUP B PARTICIPANTS:
Mike McMasters
John Schimkaitis
Steve Thompson

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